Exhibit 16.1

                       [Letterhead of Grant Thornton LLP]

April 17, 2003

Securities and Exchange Commission
Washington, D.C.  20549

Re: BrandPartners Group, Inc.
    File No. 0-16530

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of BrandPartners Group, Inc. dated April 17, 2003, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP

GRANT THORNTON LLP